Exhibit 10.1

EXCHANGE AGREEMENT
dated as of August 7, 2025

TABLE OF CONTENTS

TABLE OF CONTENTS
(cont’d)
Page

8.12 Execution	20
8.13 Severability	20
8.14 Joinder.	21
8.15 Special Committee Approval.	21
8.16 Reliance by Blair.	21

Exhibit A:    Registered Holder Questionnaire
Exhibit B: Joinder

    ii

EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”) is dated as of August 7, 2025, among Owlet, Inc., a Delaware corporation (the “Company”), and the undersigned holders of Warrants (defined below) (collectively, the “Holders”).
WHEREAS, each of the Holders hold (i)(a) a warrant to purchase shares of Class A Common Stock (as defined below), dated February 17, 2023 or (b) an amended and restated warrant to purchase shares of Class A Common Stock, dated February 25, 2024 (collectively, the “Series A Warrants”), and/or (ii) a warrant to purchase shares of Class A Common Stock, dated February 28, 2024 (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”); and
WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holders desire that the Holders shall exchange their respective Warrants for a number of newly issued shares of Class A Common Stock in the amounts calculated in accordance with this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Holder hereby agree to document the Exchange (as defined below) as follows:
Article I.DEFINITIONS
1.1Definitions. As used in this Agreement, the following terms have the meanings set forth in this Section 1.1.
“2025 Annual Meeting” has the meaning ascribed to such term in Section 6.1(a).
“Affiliates” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, with respect to each Holder (a) the Company and the Company’s Subsidiaries shall not be considered Affiliates of such Holder or any of such Holder’s Affiliates and (b) no portfolio company of a Holder or its Affiliates shall be deemed an Affiliate of such Holder and its other Affiliates so long as such portfolio company has not been directed, encouraged, instructed, assisted or advised by, or coordinated with, such Holder or any of its Affiliates in carrying out any act contemplated or prohibited by this Agreement. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
“Agreement” has the meaning ascribed to such term in the preamble.
“Blair” has the meaning ascribed to such term in Section 3.2(e).

“Board of Directors” means the board of directors of the Company.
“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to remain closed.
“Closing” means the closing of the issuance of the Exchanged Shares pursuant to Section 2.1.
“Closing Date” means the date on which the Closing actually occurs.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commission” means the United States Securities and Exchange Commission.
“Class A Common Stock” means the Class A common stock of the Company, par value $0.0001 per share.
“Company” has the meaning ascribed to such term in the preamble.
“Company SEC Documents” means each of the following documents, in the form they were filed with the Commission and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; (b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025; and (c) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the Commission after December 31, 2024.
“Company Voting Securities” means the Class A Common Stock, the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchanged Shares” has the meaning ascribed to such term in Section 2.1(a).
“Holders” has the meaning ascribed to such term in the preamble.
“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.
“Governmental Entity” means any court, administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Majority Holders” means Holders whose Warrants to be exchanged pursuant to this Agreement collectively represent at least a majority of the Exchanged Shares to be issued pursuant to this Agreement.
“Material Adverse Effect” shall mean any events, changes or developments that, individually or in the aggregate:
(i) have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following:
(a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world;
(b) events, changes or developments in the industries in which the Company or any Company Subsidiary conducts its business;
(c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator;
(d) any changes in GAAP or accounting standards or interpretations thereof;
(e) epidemics, pandemics, earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism or cyberattacks;
(f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby;
(g) any taking of any action at the request of any Holder under this Agreement;
(h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); or
(i) any changes in the share price or trading volume of the Class A Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate; or
(ii) materially and adversely affect or delay the Company’s power or ability to consummate the Exchange or perform its obligations under this Agreement.
“Opt-Out Notice” has the meaning ascribed to such term in Section 5.1(c).
“Outside Date” has the meaning ascribed to such term in Section 7.1.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Registered Holder Questionnaire” means the questionnaire attached as Exhibit A hereto.
“Registration Rights Agreement” shall mean that certain Amended and Restated Registration Rights Agreement, dated as of July 15, 2021, by and among the Company and the parties named therein.
“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock of the Company, par value $0.0001 per share.

“Series A Warrants” has the meaning ascribed to such term in the recitals.
“Series B Warrants” has the meaning ascribed to such term in the recitals.
“Series B Convertible Preferred Stock” means the Series B Convertible Preferred Stock of the Company, par value $0.0001 per share.
“Shelf Registration Statement” has the meaning ascribed to such term in Section 5.1(a).
“Series B Convertible Preferred Stock” means the Series B Convertible Preferred Stock of the Company, par value $0.0001 per share.
“Stockholder Approval” means approval of the Company’s stockholders for issuance of the Exchanged Shares in accordance with Section 312.03 of the Listed Company Manual of the New York Stock Exchange.
“Subsidiary” is, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.
“Suspension Event” has the meaning ascribed to such term in Section 5.1(b).
“Trading Market” means any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market (or any successors to any of the foregoing).
“Transfer” has the meaning ascribed to such term in Section 6.2.
“Warrants” has the meaning ascribed to such term in the recitals.
Article II.ISSUE OF EXCHANGED SHARES; CLOSING
2.1Issue of Exchanged Shares.    Subject to the other terms of this Agreement, on the Closing Date, each Holder agrees to exchange with the Company (each, an “Exchange”) the Warrants that it beneficially owns, free and clear of all Liens, for a number of newly issued shares of Class A Common Stock as set forth on Holder’s signature page to this Agreement (collectively, the “Exchanged Shares”). Upon receipt of the Exchanged Shares, the Holder waives any and all other rights with respect to such Warrants and releases and discharges the Company from any and all obligations to such Holder with respect to such Warrants and any and all claims the undersigned may now have, or may have in the future, arising out of, or related to, such Warrants.
2.2Deliveries.    On the Closing Date, the Company shall deliver or cause to be delivered to each Holder the following:
(a)evidence of the number of shares of the Exchanged Shares issued to such Holder having been issued in book-entry form to such Holder;
(b)a certificate of the Company’s Secretary or another authorized officer of the Company, dated as of the Closing Date, certifying (i) the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as then in effect and attached thereto, (ii) the resolutions adopted by the Board of Directors or a committee thereof authorizing the transactions contemplated hereby and (iii) as to the signatures and authority of the Persons signing this Agreement and related documents on behalf of the Company; and
(c)a certificate of the Company signed on behalf of the Company by an executive officer and dated as of the Closing Date, certifying that the conditions in Section 2.4(a) have been satisfied.
2.3Closing. The Closing shall occur by the second (2nd) Business Day that is on or following the satisfaction or waiver of the conditions set forth in Section 2.4 (other than those conditions that, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver thereof) at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626 or such other location (or remotely by electronic exchange of documentation) or on such other date and time as the parties may mutually agree.
2.4Closing Conditions.
(a)Holders Closing Conditions. The obligations of each Holder to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Majority Holders, of the following conditions:
(i)the representations and warranties of the Company contained in Section 3.1 of this Agreement shall be true and correct on and as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(ii)there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement;

(iii)the Company shall have performed and complied with, in all material respects, its obligations, covenants and agreements required to be performed by it pursuant to this Agreement at or prior to the Closing;
(iv)the Company shall have delivered to the Holders all deliverables required to be delivered by the Company pursuant to Section 2.2;
(v)the Stockholder Approval shall have been obtained;
(vi)the Exchanged Shares shall have been approved for listing on the Trading Market, subject to notice of issuance; and
(vii)no notice of delinquency or delisting from the Trading Market shall have been received by the Company with respect to the Class A Common Stock.
(b)Company Closing Conditions. The obligations of the Company to effect the Closing with respect to the transactions with a Holder are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following conditions:
(i)the representations and warranties of such Holder contained in Section 3.2 of this Agreement shall be true and correct on and as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Holder’s ability to consummate the transactions contemplated by this Agreement;
(ii)such Holder shall have performed and complied with, in all material respects, its obligations, covenants and agreements required to be performed by it pursuant to this Agreement at or prior to the Closing;
(iii)there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement;
(iv)the Stockholder Approval shall have been obtained; and
(v)such Holder shall have surrendered the Warrant subject to the Exchanges to the Company.
Article III. REPRESENTATIONS AND WARRANTIES
3.1Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder, as of the date hereof and as of the Closing Date, that, except as disclosed in the Company SEC Documents filed with the Commission and publicly available prior to the date of this Agreement (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such Company SEC Documents to the extent that they are predictive, forward-looking or primarily cautionary in nature, in each case other than any specific factual information contained therein, and excluding any supplement, modification or amendment thereto made after the date hereof):
(a)Due Formation, Valid Existence and Good Standing; Power to Perform Obligations.    The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to consummate the Exchange and to enter into this Agreement and perform all of its obligations hereunder.
(b)Authorization, Execution and Delivery of This Agreement; Enforceability.    This Agreement has been duly authorized, executed and delivered by the Company and, assuming the execution and delivery hereof and acceptance thereof by other parties, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(c)Status of Exchanged Shares.    The Exchanged Shares, when issued and delivered in exchange for the Warrants in the manner set forth in this Agreement, will be validly issued, fully paid and non-assessable, and free and clear of all Liens created by the Company (other than, for the avoidance of doubt, the lockup of the Exchanged Shares contemplated by Section 6.2 of this Agreement).
(a)Non-Contravention.    The Exchange and the other transactions contemplated hereby will not (i) contravene any law, rule or regulation binding on the Company or any subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any subsidiary thereof, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)No Consents.     No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, except such as have been obtained or made (or will, at the Closing, have been obtained or made) by the Company or those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.
(c)Listing of Class A Common Stock.     The Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange. There is no action (i) pending by the Company, (ii) pending by any other Person and for which the Company has received written notice prior to the date of this Agreement or (iii) to the knowledge of the Company, pending or threatened by any other Person otherwise to terminate the registration of the Class A Common Stock under the Exchange Act or to delist the Class A Common Stock from the New York Stock Exchange. The Company has not received any notification that the Commission or the New York Stock Exchange is currently contemplating terminating such registration or listing.
(d)Securities Act Matters.    Assuming the accuracy of the representations and warranties of the Holders in this Agreement, it is not necessary under applicable law, in connection with the issuance of the Exchanged Shares to the Holders, for the Company to register the Exchanged Shares under the Securities Act.
(e)Investment Company Act.    The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(f)Accuracy of Company SEC Documents.    The Company SEC Documents, taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)No Additional Representations. Except for the representations and warranties made by the Company in this Section 3.1 and in any certificate delivered by the Company to any Holder in connection with this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty, either written or oral, with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties..
3.2Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:
(a)Status. Any Holder that is not a natural person is an entity duly organized, validly existing and in good standing under the laws of its state of formation or incorporation, as applicable. The undersigned Holder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement and thereby have been duly authorized and require no other proceedings on its part. This Agreement has been duly executed and delivered by the Holder and, assuming the execution and delivery hereof and acceptance thereof by other parties, will constitute the legal, valid and binding obligations of the Holder, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b)No Conflicts.    The execution, delivery and performance of this Agreement, the consummation by the Holder of the transactions contemplated hereby, and the compliance by the Holder with any of the provisions hereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) any provision of the Holder’s organizational documents, (ii) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Holder or any of its Affiliates or (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Holder or any of its Affiliates, other than in the cases of clauses (ii) and (iii) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Exchange by the Holder.
(c)No Consents.    No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of the Holder in connection with the execution, delivery and performance by the Holder of this Agreement, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Exchange by the Holder.
(d)Nature of Holder.
(i)The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Holder is acquiring the Exchanged Shares for its own account, for investment purposes, and not with a view to any resale or distribution thereof. The Holder agrees to furnish any additional information reasonably requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the acquisition of the Exchanged Shares.
(ii)The Holder (A) is a sophisticated investor with the knowledge and experience in business and financial matters to enable such Holder to independently evaluate the merits and risks, both in general and with regard to all transactions and investment strategies involving a security or securities and (B) has exercised independent judgment in evaluating its participation in transactions contemplated by this Agreement. Further, the Holder is able to bear the economic risk and lack of liquidity of an investment in the Company and the risk of loss of its entire investment in the Company.
(iii)The Holder or its Representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer of the Exchanged Shares, as applicable, that have been requested by such Holder, including any materials requested by the Holder relating to the Company’s results of operations for the three months ended June 30, 2025. The Holder or its Representatives has been afforded the opportunity to ask questions of the Company or its Representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by the Holder or its Representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained in Section 3.1 above. The Holder understands and acknowledges that its acquisition of the Exchanged Shares involves a high degree of risk and uncertainty. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Exchanged Shares. The Holder acknowledges that this Agreement is the result of arm’s-length negotiations between the Special Committee and such Holder.

(e)No Public Offering. The Holder understands that the Exchanged Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer of the Exchanged Shares has not been registered under the Securities Act or any state securities laws. The Holder understands that the Exchanged Shares may not be resold, transferred, pledged or otherwise disposed of by such Holder absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing such Exchanged Shares shall contain a legend to such effect. The Holder understands and agrees that the Exchanged Shares will be subject to the foregoing transfer restrictions and, as a result, such Holder may not be able to readily resell its Exchanged Shares and may be required to bear the financial risk of an investment in such Exchanged Shares for an indefinite period of time. The Holder understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of its Exchanged Shares.
(f)Reliance Upon such Holder’s Representations and Warranties. The Holder understands and acknowledges that the Exchanged Shares are being offered in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth in this Agreement in (i) concluding that the issuance of the Exchanged Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Holder to acquire the Exchanged Shares.
(g)Ownership of Holder.    The outstanding Company Voting Securities reflected on the Holder’s signature page to this Agreement reflects all outstanding Company Voting Securities beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by the Holder as of the date hereof, and such Company Voting Securities are free and clear of all Liens. Except pursuant to this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Holder is a party relating to the pledge, disposition or voting of any of the Company Voting Securities reflected on the Holder’s signature page to this Agreement and there are no voting trusts or voting agreements with respect to such securities.
(h)Holder Acknowledgement.    The Holder acknowledges and agrees that (i) William Blair & Company, L.L.C. (“Blair”) is acting solely as financial advisor to the Special Committee in connection with the Exchange and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for any Holder, the Company or any other person or entity in connection with the Exchange, (ii) Blair has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the Exchange, (iii) Blair will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Exchange or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the Exchange (including without limitation, any responsibility to make any independent investigation),

(iv) Blair shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Holder, the Company or any other Person), whether in contract, tort or otherwise, to the Holder, or to any Person claiming through the Holder, in respect of the Exchange, except for any such liability for losses, claims, damages or liabilities (or fees or expenses relating thereto) incurred by any Holder that are finally judicially determined to have resulted from the bad faith or gross negligence of Blair, as the case may be, and (v) the Company intends to pay Blair a fee in respect of the Exchange.
(i)No Additional Representations.    The Holder acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Section 3.1 or in any certificate delivered by the Company to any Holder in connection with this Agreement, neither the Company nor any other Person, makes any express or implied representation or warranty, either written or oral, with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects. Each Holder, on behalf of itself and its Affiliates, acknowledges and agrees that, except for the representations and warranties contained in Section 3.1 or in any certificate delivered by the Company to any Holder in connection with this Agreement, it is not acting in reliance on any representation or warranty, express or implied, that may have been made by any Person.
Article IV. OTHER AGREEMENTS OF THE PARTIES
4.1Filings; Other Actions. Following the execution of this Agreement, the Holders, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 4.1. The Holders shall promptly furnish the Company, and the Company shall promptly furnish the Holders, to the extent permitted by applicable Law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.
4.2Integration. The Company shall not sell, offer for sale or solicit offers to buy any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Exchanged Shares in a manner that would require the registration under the Securities Act of the sale of the Exchanged Shares or that would be integrated with the offer or sale of the Exchanged Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
4.3Reservation and Listing of Securities. The Company hereby agrees to use reasonable best efforts to maintain the listing of the Class A Common Stock on the New York Stock Exchange or another Trading Market. The Company shall, if applicable: (i) take all steps necessary to cause such shares of the Class A Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; and (ii) provide to the Holders evidence of such listing or quotation. The Company agrees to use reasonable best efforts to maintain the eligibility of the Class A Common Stock for electronic transfer through The Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to The Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
4.4Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Exchanged Shares for, sale to the Holders under applicable securities or “Blue Sky” laws of the states of the United States.
4.5Restrictive Legends.
(a)Each certificate or book-entry position representing the Exchanged Shares shall be stamped or otherwise imprinted with, or have a notation to the effect of, a legend in substantially the following form (in addition to any legend required under applicable state securities laws):
“THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”
(b)In connection with any sale, assignment, transfer or other disposition of the Exchanged Shares by any Holder pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the subsequent purchaser acquires freely tradable shares, if requested by the Holder by notice to the Company, the Company shall promptly (and in any event within two (2) Business Days) request the transfer agent for the Class A Common Stock to remove any restrictive legends related to the book entry account holding such Exchanged Shares and make a new, unlegended entry for such book entry Exchanged Shares sold or disposed of without restrictive legends. Without limiting the foregoing, promptly following such date as the Exchanged Shares are first eligible for resale under Rule 144(b)(1) or any successor provision (without regards to paragraph (c)(1) of Rule 144) and the expiration of the restriction on transfer of the Exchanged Shares in Section 6.2 of this Agreement, the Company shall take all commercially reasonable steps to remove any restrictive legends related to the book entry account holding such Exchanged Shares and make a new, unlegended entry for such book entry Exchanged Shares, subject to the receipt of customary representation letters from the Holder as the Company may require.
Article V.REGISTRATION RIGHTS
5.1Registration Rights.
(a)As promptly as reasonably practicable after Closing, but in any event within thirty (30) days after the Closing Date, the Company shall file and use commercially reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act a shelf Registration Statement on Form S-3 (or if Form S-3 is not available to the Company, then on Form S-1) (a “Shelf Registration Statement”), or file a prospectus supplement to an existing Shelf Registration Statement, to register the resale all of the Exchanged Shares. The Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to become effective within sixty (60) days following the Closing Date, or within one ninety (90) days following the Closing Date if the SEC notifies the Company that it will review such Shelf Registration Statement. The Company agrees to cause such Shelf Registration Statement, or another shelf registration statement that includes the Exchanged Shares, to remain effective until the earliest of (x) the date on which such Holder ceases to hold any Exchanged Shares and (y) on the first date on which such Holder is able to sell all of its Exchanged Shares without restriction under Rule 144 of the Securities Act within ninety (90) days without limitation as to the amount of such Exchanged Shares that may be sold, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144(b)(2). Each Holder agrees to complete the Registered Holder Questionnaire and acknowledges that the Company’s obligation to include any of such Holder’s Exchanged Shares in the Shelf Registration Statement is subject to the Holder delivering (or causing to be delivered to the Company) a completed Registered Holder Questionnaire no later than fifteen (15) days after the Closing Date. The Company will use commercially reasonable efforts to file all reports and provide all customary and reasonable cooperation necessary to enable each Holder to resell the Exchanged Shares pursuant to the Shelf Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to Holder for such shares), as applicable.
(b)Notwithstanding anything to the contrary contained herein, if the filing, initial effectiveness or continued use of a Shelf Registration Statement at any time would (i) require the Company to make an adverse disclosure, (ii) require the inclusion in such Shelf Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (iii) in the good faith judgment of the majority of the Board of Directors, would be seriously detrimental to the Company and the majority of the Board of Directors concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time (each of (i), (ii) or (iii) a “Suspension Event”), the Company may delay the filing or initial effectiveness of, or suspend use of, such Shelf Registration Statement for a period of not more than one hundred twenty (120) days; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period and the Company shall use commercially reasonable efforts to make such Shelf Registration Statement available as soon as practicable thereafter. The Company shall use its commercially reasonable efforts to provide to the Holders a copy of any filing that is proposed to include disclosure relating to Holders at least five (5) days in advance of any disclosure thereof and shall include such revisions to such proposed disclosure as each Holder shall reasonably request so as to result in disclosure that is compliant with applicable securities laws and regulations.
(c)A Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notices from the Company otherwise required by Section 5(b); provided, however, that the Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Holder

(unless subsequently revoked), (i) the Company shall not deliver any such notices to the Holder and the Holder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Holder’s intended use of an effective Registration Statement, the Holder will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(c)) and the related suspension period remains in effect, the Company will so notify the Holder within one (1) Business Day of the Holder’s notification to the Company by delivering to the Holder a copy of such previous notice of Suspension Event, and thereafter will provide the Holder with the related notice of the conclusion of such Suspension Event promptly following its availability.
(d)At its expense, the Company, after the filing of the Shelf Registration Statement, shall promptly notify the Holders of such filing, and shall further notify the Holders promptly after the occurrence of any of the following: (i) when the Shelf Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any effective Shelf Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Shelf Registration Statement and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered or the initiation of any proceedings for such purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Shelf Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any of the foregoing or of a Suspension Event during the period that the Shelf Registration Statement is effective or if as a result of a Suspension Event the Shelf Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Holder agrees that (1) it will immediately discontinue offers and sales of the Exchanged Shares under the Shelf Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Holder receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to each Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Shelf Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Shelf Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)The Company and each Holder that is party to, or is an Affiliate of a party to, the Registration Rights Agreement acknowledges and agrees that the Exchanged Shares acquired by such Holder pursuant to the terms of this Agreement shall constitute “Registrable Securities” for purposes of the Registration Rights Agreement and such shares shall be included in the Shelf Registration Statement contemplated by Section 5.1(a) of this Agreement. To the extent the Registration Rights Agreement provides more favorable treatment to the Holder than any of the provisions in this Section 5.1 or otherwise conflicts with this Section 5.1 (other than with respect to the timeframe for filing and effectiveness of the Shelf Registration Statement as contemplated in paragraph (a) of this Section 5.1), the provisions of the Registration Rights Agreement shall control.
Article VI. SUPPORT AGREEMENT AND LOCK-UP AGREEMENT
6.1Annual Meeting; Agreement to Vote Shares.
(a)The Company shall include a proposal in the definitive proxy statement for its annual stockholder meeting for 2025 (the “2025 Annual Meeting”) soliciting the Stockholder Approval for the issuance of the Exchanged Shares (the “Exchanged Shares Proposal”). The Company shall use commercially reasonable efforts to file with the Commission a preliminary proxy statement relating to the 2025 Annual Meeting as promptly as possible after the date of this Agreement, but, in any event, no later than 30 days after the date of this Agreement, and to file with the Commission a definitive proxy statement relating to the 2025 Annual Meeting no later than 10 days after the Company reasonably determines that the preliminary proxy statement will not be reviewed by the Commission or receive confirmation from the Commission that it has completed its review thereof and has no further comments thereon, and hold the 2025 Annual Meeting promptly following the mailing of the related definitive proxy statement to the Company’s stockholders.
(b)Each Holder agrees, severally and not jointly, with the Company (it being understood that such agreement is solely between the Company and each Holder, and not among the Holders) that (a) such Holder shall appear at the 2025 Annual Meeting (or such other meeting at which Stockholder Approval is sought) or otherwise cause all Company Voting Securities beneficially owned by such Holder to be counted as present thereat for purposes of establishing a quorum and (b) such Holder shall vote, by proxy or otherwise, all Company Voting Securities beneficially owned by such Holder (i) in favor of the Exchanged Shares Proposal and any matter that would reasonably be expected to facilitate such Stockholder Approval, and (ii) against approval of any proposal made in opposition to such matters or that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Exchanges.
6.2Transfer and Encumbrance. Each Holder agrees, severally and not jointly, with the Company (it being understood that such agreement is solely between the Company and each Holder, and not among the Holders) that (i) with respect to the Exchanged Shares, one hundred and eighty (180) days from the Closing Date, and (ii) with respect to all other securities of the Company held by the Holder, until the Closing Date, such Holder will not, without the written consent of the Company, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, exercise or otherwise dispose of or encumber (“Transfer”) any securities of the Company or enter into any contract, option or other agreement with respect to, or consent to, a transfer of, any securities of the Company or such Holder’s voting or economic interest therein; provided, however, that the foregoing shall not prevent the Holder from converting any shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock beneficially owned by such Holder. Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Exchanged Shares in order to implement the restrictions on the Holder’s Exchanged Shares set forth in this Section 6.2. Notwithstanding the foregoing, each Holder may Transfer the Exchanged Shares and any other securities of the Company (A) as a bona fide gift, for estate planning purposes, by will or intestacy, or by operation law; (B) to an affiliate of (including any entity controlling, controlled by or under common control with) the Holder, to an immediate family member of a Holder that is an individual, or as part of a distribution to equity holders or beneficiaries of a Holder that is an entity; (C) to the Company in connection with outstanding contractual obligations or in transactions approved by its Board of Directors; or (D) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors; provided, however, that in the case of clauses (A) or (B), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the terms of this Section 6.2.
6.3No Agreement as Director or Officer. To the extent any Holder is a director or officer of the Company or any of Subsidiaries, each Holder makes no agreement or understanding in this Agreement in such Holder’s capacity, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by any Holder in its capacity as such a director or officer of the Company or any of its Subsidiaries, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict any Holder from exercising such Holder’s fiduciary duties as an officer or director to the Company or its stockholders.

Article VII.TERMINATION
7.1Conditions of Termination.    Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of the Company and the Majority Holders, (b) by either the Company or the Majority Holders if the Closing shall not have occurred on or before 11:59 p.m., Eastern Time on November 5, 2025 (the “Outside Date”), (c) by the Company with respect to a Holder if (i) the Holder shall have breached (or would have breached were the Closing then to occur) any representation, warranty, covenant or agreement of the Holder set forth in this Agreement, (ii) such breach is not cured within ten (10) Business Days following notice thereof from the Company, or is not capable of being cured by the Outside Date, and (iii) such breach would cause any of the conditions set forth in Section 2.4(b)(i) or (ii) not to be satisfied were the Closing then to occur, or (d) by a Holder if (i) the Company shall have breached (or would have breached were the Closing then to occur) any representation, warranty, covenant or agreement of the Company set forth in this Agreement, (ii) such breach is not cured within ten (10) Business Days following notice thereof from such Holder, or is not capable of being cured by the Outside

Date, and (iii) such breach would cause any of the conditions set forth in Sections 2.4(a)(i) or (ii) not to be satisfied were the Closing then to occur. Notwithstanding the foregoing, the right to terminate this Agreement pursuant to the preceding clause (b) shall not be available to a party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have primarily resulted in, the failure of the Closing to occur on or prior to such date.
7.2Effect of Termination. In the event of any termination pursuant to Section 7.1, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or any Holder or their respective Affiliates or Representatives, with respect to this Agreement, except (a) for the terms of this Section 7.2 and Article VIII which shall survive the termination of this Agreement, (b) nothing in this Section 7.2 shall relieve any party from liability or damages incurred or suffered by the other party resulting or arising from any willful and intentional breach or failure to perform any covenant or agreement of such first party or (c) for fraud. Breach or termination of this Agreement by any Holder shall not relieve any other Holder from its obligations under this Agreement.
Article VIII.MISCELLANEOUS
8.1Survival. Notwithstanding anything in this Agreement to the contrary, the provisions that are required to be performed following the Closing shall survive in accordance with their respective terms, and if no term is specified, then for sixty (60) days following the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof).
8.2Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
8.3Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt, to the parties at the following addresses:
(a)If to the Company or the Special Committee:
Owlet, Inc.
2940 West Maple Loop Drive, Suite 203
Lehi, Utah 84043
Attention: General Counsel
Email:
Special Committee of the Board of Directors of Owlet, Inc.
c/o Chairman of the Special Committee
2940 West Maple Loop Drive, Suite 203
Lehi, Utah 84043
Attention: Zane Burke

Email:
with a copy (which will not constitute actual or constructive notice) to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
Attention: Drew Capurro
Email:

Potter Anderson & Corroon LLP
1313 North Market Street, 6th Floor
Wilmington, DE 19801
Attention: Rebecca Salko
Email:

(b)If to any Holder, as set forth on Holder’s signature page, or to such other address or addresses as shall be designated in writing.
8.4Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Majority Holders; provided, however, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of Warrants, in a manner that is materially different from the other Holders (in such capacity) shall require the written consent of the Holder so affected. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.
8.5Specific Performance. It is understood and agreed by the parties that money damages would be an insufficient remedy for any breach, or threatened breach, of this Agreement by any party, and each non-breaching party would have no adequate remedy at law to redress such breach. Therefore, the parties agree that, in the event of a breach, or threatened breach, of this Agreement, the non-breaching party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach. Each party hereby agrees that its right to specific performance as set forth in this Section 8.5 of this Agreement shall be its sole and exclusive remedy with respect to any breach by any other party of this Agreement and that it may not seek or accept any other form of relief that may be available for any such breach of this Agreement (including monetary, punitive, indirect, special, consequential and/or any other damages or remedies). Each party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement.
8.6Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.7Rules of Construction. This Agreement is the product of negotiations among the parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any party by reason of that party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. Each party had the opportunity to consult with counsel during the negotiations and drafting of this Agreement. Furthermore, this Agreement supersedes all prior understandings, whether written or oral, among the parties hereto with respect to the Exchange and sets forth the entire understanding of the parties hereto with respect thereto. All references in this Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.
8.8Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company and any such attempted assignment without such prior written consent shall be void and of no force and effect.
8.9No Third-Party Beneficiaries. Except as set forth in Section 8.16 below, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
8.10GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. The parties agree that any action between them shall be heard in the Delaware state courts sitting in Wilmington, Delaware, or the United States District Court for the District of Delaware sitting in Wilmington, Delaware, for the adjudication of any civil action asserted pursuant to this Agreement.
8.11Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
8.12Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com), it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
8.13Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
8.14Joinder. Any Person who is an Affiliate of a Holder may join this Agreement for purposes of the obligations set forth in Article VI of this Agreement, by obtaining an executed joinder to this Agreement from such Person in the form attached hereto as Exhibit B.
8.15Special Committee Approval. Notwithstanding anything to the contrary herein, prior to the Closing Date, no amendment, assignment, modification or waiver of any provision of this Agreement shall be made, and no other action shall be taken and no other determination shall be made (including with respect to the granting of any consent or waiver from the Company under this Agreement or to terminate this Agreement pursuant to Article VII) by or on behalf of the Company under or with respect to this Agreement without first obtaining the approval of the Special Committee.
8.16Reliance by Blair. Blair, acting as financial advisor to the Special Committee, may rely on each representation and warranty of the Company and of the Holders made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to Blair. Blair will be a third-party beneficiary of this Agreement to the extent provided in this Section 8.16. Each Holder agrees that Blair shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to any Holder for or in connection with the Exchange, except for any such liability for losses, claims, damages or liabilities (or fees or expenses relating thereto) incurred by any Holder that are finally judicially determined to have resulted from the bad faith or gross negligence of Blair, as the case may be.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
OWLET, INC.

By:/s/ Amanda Twede Crawford
Name:    Amanda Twede Crawford
Title:    Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOR HOLDERS FOLLOW]
Signature Page
Exchange Agreement

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

ECLIPSE EARLY GROWTH FUND I, L.P.

By: /s/ Greg Lyon
Name:    Greg Lyon
Title:    Authorized Signatory

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: 1,766,763
Series A Convertible Preferred Stock: 8,080
Series B Convertible Preferred Stock: 6,000

Outstanding Warrants:
Shares underlying Series A Warrant: 5,300,921
Shares underlying Series B Warrant: 1,166,935

Exchanged Shares: 3,898,906

Notice Address:
Email:

[Signature Page to Joinder]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

TRILOGY EQUITY PARTNERS, LLC

By: /s/ Amy McCullough
Name:    Amy McCullough
Title:    President, Managing Director

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: 880,999
Series A Convertible Preferred Stock: 1,086
Series B Convertible Preferred Stock: 2,286

Outstanding Warrants:
Shares underlying Series A Warrant: 712,915
Shares underlying Series B Warrant: 444,601

Exchanged Shares: 686,469

Notice Address:

Email:

[Signature Page to Joinder]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

The Melton 2020 Irrevocable Trust

By: /s/ David Farnsworth
Name:    David Farnsworth
Title: Trust Officer, Cresset Trust Company, Trustee

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: 316,411
Series A Convertible Preferred Stock: 600
Series B Convertible Preferred Stock: 0

Outstanding Warrants:
Shares underlying Series A Warrant: 393,585
Shares underlying Series B Warrant: N/A

Exchanged Shares: 240,705

Notice Address:

Email:

[Signature Page to Joinder]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

Litespeed Master Fund, Ltd.

By: /s/ Jamie Zimmerman
Name:     Jamie Zimmerman
Title: CEO

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: [0]
Series A Convertible Preferred Stock: 1,000
Series B Convertible Preferred Stock: 0

Outstanding Warrants:
Shares underlying Series A Warrant: 262,390
Shares underlying Series B Warrant: N/A

Exchanged Shares: 160,470

Notice Address:

Email:

[Signature Page to Joinder]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

John Stanton and Therea Gillespie

By: /s/ John Stanton
Name:    John Stanton
Title: Authorized Signatory

By: /s/ Theresa Gillespie
Name:    Theresa Gillespie
Title: Authorized Signatory

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: 215,121
Series A Convertible Preferred Stock: 293
Series B Convertible Preferred Stock: 668

Outstanding Warrants:
Shares underlying Series A Warrant: 192,332
Shares underlying Series B Warrant: 129,918

Exchanged Shares: 190,816

Notice Address:

Email:

[Signature Page to Joinder]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

Samuel Thomsen Trust No. 2

By: /s/ John Stanton
Name:    John Stanton
Title: Trustee

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: 15,465
Series A Convertible Preferred Stock: 10
Series B Convertible Preferred Stock: 23

Outstanding Warrants:
Shares underlying Series A Warrant: 6,559
Shares underlying Series B Warrant: 4,473

Exchanged Shares: 6,531

Notice Address:

Email:

[Signature Page to Joinder]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

Peter Thomsen Trust No. 2

By: /s/ John Stanton
Name:     John Stanton
Title: Trustee

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: 15,465
Series A Convertible Preferred Stock: 10
Series B Convertible Preferred Stock: 23

Outstanding Warrants:
Shares underlying Series A Warrant: 6,559
Shares underlying Series B Warrant: 4,473

Exchanged Shares: 6,531

Notice Address:

Email:

[Signature Page to Joinder]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

John Frankel

By: /s/ John Frankel
Name:     John Frankel
Title:

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: 92,600
Series A Convertible Preferred Stock: 0
Series B Convertible Preferred Stock: 0

Outstanding Warrants:
Shares underlying Series A Warrant: 52,478
Shares underlying Series B Warrant: N/A

Exchanged Shares: 32,094

Notice Address:

Email:

[Signature Page to Joinder]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

Oliver Frankel

By: /s/ Oliver Frankel
Name:    Oliver Frankel
Title:

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: 28,334
Series A Convertible Preferred Stock: 0
Series B Convertible Preferred Stock: 0

Outstanding Warrants:
Shares underlying Series A Warrant: 26,238
Shares underlying Series B Warrant: N/A

Exchanged Shares: 16,046

Notice Address:

Email:

[Signature Page to Joinder]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

John C. Kim

By: /s/ John C. Kim
Name:    John C. Kim
Title:

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: 125,404
Series A Convertible Preferred Stock: 200
Series B Convertible Preferred Stock: 250

Outstanding Warrants:
Shares underlying Series A Warrant: 131,195
Shares underlying Series B Warrant: 48,621

Exchanged Shares: 107,626

Notice Address:

Email:

[Signature Page to Joinder]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Holders:

Kurt Workman

By: /s/ Kurt Workman
Name:    Kurt Workman
Title:

Outstanding Company Voting Securities Beneficially Owned by Holder:
Class A Common Stock: 386,171
Series A Convertible Preferred Stock: 200
Series B Convertible Preferred Stock: 0

Outstanding Warrants:
Shares underlying Series A Warrant: 131,195
Shares underlying Series B Warrant: N/A

Exchanged Shares: 80,235

Notice Address:

Email:

[Signature Page to Joinder]